Exhibit 5.1

Watson, Farley & Williams (New York) LLP
100 Park Avenue New York, New York 10017
Tel (212) 922 2200 Fax (212) 922 1512
November 1, 2007
Danaos Corporation 14 Akti Kondyli 184 45 Piraeus, Greece

Registration Statement on Form F-3 for Common Stock, Preferred Stock, Warrants, Debt Securities, Purchase Contracts and Units and 44,318,500 Shares of Common Stock

Dear Sirs:

We have acted as special counsel to Danaos Corporation, a Marshall Islands corporation (the “Company”), on matters of Marshall Islands law in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder, of a Registration Statement on Form F-3 (the “Registration Statement”) relating to the registration by the Company of (i) its Common Stock, Preferred Stock, Warrants, Debt Securities, Purchase Contracts and Units having an aggregate initial offering price of up to $1,000,000,000, and (ii) up to 44,318,500 shares of Common Stock that may be sold by or on behalf of certain selling stockholders of the Company or their donees, pledgees, transferees or other successors in interest (the “Resale Shares”, and together with the Common Stock, Preferred Stock, Warrants, Debt Securities, Purchase Contracts and Units, the “Securities”).  Each share of the Company’s Common Stock includes a preferred stock purchase right (the “Rights”) under the Stockholder Rights Agreement dated as of September 18, 2006 (the “Stockholder Rights Agreement”) by and between the Company and American Stock Transfer & Trust Company, as rights agent, and the Debt Securities may be guaranteed by the Company’s subsidiaries.  Except as otherwise defined herein, capitalized terms are used as defined in the Registration Statement.

In rendering this opinion, we have examined originals or photocopies of (i) the Registration Statement and the form of preliminary prospectus included therein, (ii) the Stockholder Rights Agreement, (iii) the form of Indenture to be entered into by the Company and The Bank of New York, as trustee (filed as Exhibit 4.1 to the Registration Statement) (the “Senior Indenture”), (iv) the form of Subordinated Indenture to be entered into by the Company and The Bank of New York, as trustee (filed as Exhibit 4.2 to the Registration Statement) (the “Subordinated Indenture”), and (v) all such other documents, including certificates of public officials and representatives of the

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Company, as we have deemed necessary.  In such examination, we have assumed the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as photocopies and the accuracy of the factual representations made to us by officers and other representatives of the Company.  As to any questions of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates.

We have also assumed that (i) the definitive terms of any Security, other than Common Stock, offered pursuant to the Registration Statement will have been established in accordance with resolutions of the Board of Directors of the Company and applicable law, (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered, will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (iii) any Securities consisting of Common Stock (other than the Resale Shares), including shares of Common Stock issuable upon conversion, exchange or exercise of any Security that may be issued under the Registration Statement, have been duly authorized and will be validly issued, and the certificates evidencing the same will be duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value, if any, thereof, (iv) any Securities consisting of Preferred Stock including shares of Preferred Stock issuable upon conversion, exchange or exercise of any Security that may be issued under the Registration Statement, will be duly authorized and validly issued, and the certificates evidencing the same will be duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value, if any, thereof, (v) the Registration Statement, and any amendments thereto, will have become effective, (vi) a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby, and (vii) all Securities will be issued in compliance with applicable U.S. federal and state securities and other laws.

With respect to the issuance and sale of any Debt Securities, we have further assumed that (i) with respect to any Senior Debt Securities, the Senior Indenture will have been duly executed and delivered by the Company and the Trustee named therein substantially in the form examined by us and any applicable supplemental indenture will have been duly executed and delivered by the Company and the Trustee, (ii) with respect to any Subordinated Debt Securities, the Subordinated Indenture will have been duly executed and delivered by the Company and the Trustee named therein substantially in the form examined by us, and any applicable supplemental indenture will have been duly executed and delivered by the Company and the Trustee, and (iii) with respect to all Debt Securities, such Debt Securities when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Indenture with respect thereto.

With respect to the issuance and sale of any series of Preferred Stock, we have further assumed that an appropriate certificate of designations, or similar instrument setting forth the preferential, deferred, qualified or special rights, privileges or conditions with respect to such series of Preferred Stock will have been duly adopted by the Company’s Board of Directors in the form to be incorporated by reference as an exhibit to the Registration Statement.

With respect to the issuance and sale of any Warrants, we have further assumed that (i) a warrant agreement with respect to such Warrants will have been executed and delivered by the Company and the Warrant Agent, (ii) the Warrant Agreement will be governed by New York law, (iii) the Warrants will have been duly and validly authorized, created, executed and delivered by the Company and duly executed by any Warrant Agent appointed by the Company, and (iv) the Warrants will have been issued and delivered by the Company against receipt of the consideration therefor approved by the Company.

With respect to the issuance and sale of any Purchase Contracts, we have further assumed (i) a purchase agreement with respect to such Purchase Contracts will have been executed and delivered by the parties thereto, and (ii) the purchase agreement will be governed by New York law, (iii) the Purchase Contracts will have been duly executed and delivered in accordance with the purchase agreement upon payment of the consideration therefor provided for therein.

With respect to the issuance and sale of any Units, we have further assumed (i) a purchase agreement with respect to such Units will have been executed and delivered by the parties thereto, and (ii) the purchase agreement with respect to the Units will be governed by New York law, (iii) the Units will have been duly executed and delivered in accordance with the purchase agreement upon payment of the consideration therefor provided for therein.

We have also assumed the power, authority and legal right of all parties (other than the Company) to the Stockholder Rights Agreement to enter into and perform their respective obligations thereunder and the due authorization, execution and delivery of such documents by such parties.

This opinion is limited to Marshall Islands law as of the date hereof.  In rendering our opinion as to the valid existence in good standing of the Company, we have relied solely on a Certificate of Goodstanding issued by the Registrar of Corporations of the Republic of The Marshall Islands on November 1, 2007.  In rendering our opinion in Paragraph G below we have, with your permission, relied on the opinion addressed to you dated the date hereof of Morgan, Lewis & Bockius LLP, special U.S. counsel to the Company, with respect to the Stockholder Rights Agreement.

Based on the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that:

A.            The Company is a corporation domesticated, validly existing and in good standing under the law of the Republic of The Marshall Islands.

B.            The Resale Shares are validly issued, fully paid and non-assessable, and the Rights with respect to the Resale Shares have been validly issued and constitute valid and binding obligations of the Company.

C.            Any Securities, other than the Resale Shares which are addressed in paragraph B above, consisting of Common Stock or Preferred Stock, including any shares of Common Stock or Preferred Stock issuable on conversion, exercise or exchange of other Securities, when issued and delivered against payment therefor, will be duly and validly issued, fully paid and non-assessable.

D.            Any Securities consisting of Debt Securities, Warrants, Purchase Contracts or Units will constitute legal, valid and binding obligations of the Company and will be, in the case of Debt Securities, entitled to the benefits provided by the applicable Indenture.

E.             The Company has the corporate power and authority to enter into, execute, deliver and perform the Stockholder Rights Agreement.

F.             The Company has duly authorized the execution and delivery of the Stockholder Rights Agreement and the issuance of the Rights, and has duly executed and delivered the Stockholder Rights Agreement.

G.            When issued in accordance with the terms of the Stockholder Rights Agreement, the Rights will have been validly issued and will constitute valid and binding obligations of the Company.

Our opinion in Paragraph G above is subject to the qualification that the rights and remedies of any party to the Stockholder Rights Agreement (a) may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting generally the enforcement of creditors’ rights from time to time in effect, and (b) are subject to general principles of equity (regardless of whether such rights and remedies are considered in a proceeding in equity or at law), including application by a court of competent jurisdiction of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability and conflict with public policy or other similar principles.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters.”  In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Watson, Farley & Williams (New York) LLP

Watson, Farley & Williams (New York) LLP